                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

                                                            Country of
Subsidiary                                                 Incorporation % owned
----------                                                 ------------- -------
Peak Gold 3 Ltd..........................................       BVI       100
Success Gold 8 Ltd.......................................       BVI       100
Diamond Crest Holdings Ltd...............................       BVI       100
Warden Development Ltd...................................    Hong Kong    100
PIL (Mauritius) Ltd......................................    Mauritius    100
Semicycle Resources (S) Pte Ltd..........................    Singapore    100
Semicycle Resources SDN BHD..............................    Malaysia     100
Peak Plastic & Metal Products (International) Ltd........    Hong Kong    100
Semicycle Hong Kong Ltd..................................    Hong Kong    100
Peak International Inc...................................       USA       100
Luckygold 168J Ltd.......................................       BVI       100
Best Luck 9 Ltd..........................................       BVI       100
Peak Resources Singapore Pte Ltd.........................    Singapore    100
Peak Semiconductor Packaging SDN BHD (f/k/a AJMS Peak SDN
 BHD)....................................................    Malaysia     100
Peak International (Asia) Ltd............................    Hong Kong    100
Peak China Property Ltd (incorporated on April 24,
 2001)...................................................       BVI       100

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